EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-92248, 333-98549, and 333-108222 of Factory Card & Party Outlet Corp. and subsidiary on Form S-8 of our report dated April 5, 2004, appearing in this Annual Report on Form 10-K of Factory Card & Party Outlet Corp. for the 52 weeks ended January 31, 2004, the 43 weeks ended February 1, 2003 (Successor Company Operations) and the nine weeks ended April 6, 2002 (Predecessor Company Operations).

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

April 21, 2004